                                                                Exhibit 5
            [LETTERHEAD OF JOHN S. DANIELS ATTORNEY AT LAW]

                           October 16, 1997

First Banks America, Inc.
135 North Meramec
Clayton, Missouri 63105

                                       Re:  Registration Statement on Form
                                            S-4 of First Banks America, Inc.
                                            to be filed with the Securities
                                            and Exchange Commission on or
                                            about October 16, 1997

Gentlemen:

      I am acting as counsel for First Banks America, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the sale of up to 752,038 shares of common stock, $.15 par value, of the Company (the "FBA Common") issuable pursuant to the Agreement and Plan of Reorganization dated October 3, 1997 by and between the Company and First Commercial Bancorp, Inc., as described in the above referenced registration statement (the "Registration Statement").

      I have examined the Restated Certificate of Incorporation and the Restated By-laws of the Company, and I have relied upon the originals or certified copies of such other documents, certificates and instruments as I deem necessary or appropriate to render the opinions expressed herein. I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to me as originals and the conformity to original documents of all copies submitted to me.

      Based and relying solely on the foregoing, it is my opinion that, when the shares of FBA Common are issued as described in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

      I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters."

                                                       Very truly yours,


                                                       /s/ John S. Daniels
                                                       ------------------------
                                                       John S. Daniels